     As filed with the Securities and Exchange Commission on March 27, 2001

                                                 Registration No. 333- _________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                                  APPLIX, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            MASSACHUSETTS                                   04-2781676
   (State or Other Jurisdiction of                       (I.R.S. Employer
   Incorporation or Organization)                     Identification Number)

   112 TURNPIKE ROAD, WESTBORO, MASSACHUSETTS               01581-2831
    (Address of Principal Executive Offices)                (Zip Code)


                        2001 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)


                            PATRICK J. RONDEAU, ESQ.
                                HALE AND DORR LLP
                                 60 STATE STREET
                           BOSTON, MASSACHUSETTS 02109
                     (Name and Address of Agent for Service)

                                 (617) 526-6670
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

--------------------------- -------------------------- ------------------- -------------------- --------------------
                                                            PROPOSED             PROPOSED
         TITLE OF                                           MAXIMUM              MAXIMUM
        SECURITIES                                          OFFERING             AGGREGATE           AMOUNT OF
          TO BE                      AMOUNT                   PRICE              OFFERING          REGISTRATION
        REGISTERED              TO BE REGISTERED            PER SHARE             PRICE                 FEE
--------------------------- -------------------------- ------------------- -------------------- --------------------

Common Stock, $.0025 par         800,000 shares            $2.4063(1)         $1,925,040(1)           $481.26
value

--------------------------- -------------------------- ------------------- -------------------- --------------------

(1) Estimated solely for the purpose of calculating the registration fee, and based on the average of the high and low prices of the Common Stock on the Nasdaq National Market on March 22, 2001 in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Item 1.  PLAN INFORMATION

                  The information required by Part I is included in documents sent or given to participants in the 2001 Employee Stock Purchase Plan (the "Plan") of Applix, Inc., a Massachusetts corporation (the "Registrant"), pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

         Item 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

                  The written statement required by Item 2 is included in documents sent or given to participants in the Plan pursuant to Rule 428(b)(1) of the Securities Act.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

                  The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

                  (1)    The Registrant's latest annual report filed pursuant to
                         Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

                  (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

                  (3) The description of the common stock of the Registrant, $.0025 par value per share (the "Common Stock"), contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


         Item 4.  DESCRIPTION OF SECURITIES

                  Not applicable.


         Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                  The legality of the Common Stock being offered hereby will be passed upon for the Registrant by Hale and Dorr LLP, Boston, Massachusetts. Patrick J. Rondeau, a partner of Hale and Dorr LLP, serves as the Clerk of the Registrant.



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


         Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Section 13(b) (1 1/2) of Chapter 156B of the Massachusetts General Laws allows a corporation to eliminate or limit the personal liability of a director of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of an improper distribution or loan to an insider or obtained an improper personal benefit. Applix, Inc. has included such a provision in its Articles of Organization.

                 Section 67 of Chapter 156B of the Massachusetts General Laws ("Section 67") provides that a corporation may indemnify its directors and officers to the extent specified in or authorized by (i) the articles of organization, (ii) a by-law adopted by the stockholders, or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. In all instances, the extent to which a corporation provides indemnification to its directors and officers under Section 67 is optional.

                  The Registrant's Articles of Organization provide that a director or officer of the Registrant shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement reasonably incurred in connection with any litigation or other legal proceeding brought against him by virtue of his position as a director or officer of the Registrant unless he is deemed (in the manner provided in the Articles of Organization) to have not acted in good faith in the reasonable belief that his action was in the best interest of the Registrant. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be advanced by the Registrant to a director or officer, at his request, upon receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to indemnification.

                   In the event of a determination by the Registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition a court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

                  The Registrant's Articles of Organization further provide that the indemnification provided therein is not exclusive, and provide that in the event that the Massachusetts General Laws are amended to expand the indemnification permitted to directors or officers, the Registrant must indemnify those persons to the fullest extent permitted by such law as so amended.

                  The Registrant has purchased and maintains insurance coverage under a policy insuring directors and officers of the Registrant against certain liabilities which they may incur as directors or officers of the Registrant, which may include coverage for liabilities arising under the Securities Act.


         Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

                  Not applicable.


         Item 8.  EXHIBITS

                  The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.



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


         Item 9.  UNDERTAKINGS

                  1.       The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                               (i)      To include any prospectus required by
                                        Section 10(a)(3) of the Securities Act;

                               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.
                                        Notwithstanding the foregoing, any
                                        increase or decrease in volume of
                                        securities offered (if the total dollar
                                        value of securities offered would not
                                        exceed that which was registered) and
                                        any deviation from the low or high and
                                        of the estimated maximum offering range
                                        may be reflected in the form of
                                        prospectus filed with the Commission
                                        pursuant to Rule 424(b) if, in the
                                        aggregate, the changes in volume and
                                        price represent no more than 20 percent
                                        change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           provided, however, that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Westboro, Commonwealth of Massachusetts on March 15, 2001.

                                 APPLIX, INC.



                                 By:   /s/ Alan Goldsworthy
                                    ----------------------------------------
                                       Alan Goldsworthy
                                       President and Chief Executive Officer


                                POWER OF ATTORNEY

We, the undersigned officers and directors of Applix, Inc. hereby severally constitute and appoint Edward Terino and Patrick J. Rondeau, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Applix, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.



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

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on March 15, 2001.

            SIGNATURE                                            TITLE


         /s/ Alan Goldsworthy                    President, Chief Executive Officer and Director
----------------------------------------         (Principal Executive Officer)
Alan Goldsworthy


         /s/ Edward Terino                       Senior Vice President, Finance, Chief Financial
----------------------------------------         Officer and Treasurer (Principal Financial and
Edward Terino                                    Accounting Officer)


                                                 Director
----------------------------------------
Jitendra S. Saxena


         /s/ Paul J. Ferri                       Director
----------------------------------------
Paul J. Ferri


         /s/ Alain J. Hanover                    Director
----------------------------------------
Alain J. Hanover


         /s/ David C. Mahoney                    Director
----------------------------------------
David C. Mahoney


                                                 Director
----------------------------------------
Peter Gyenes





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



                                  EXHIBIT INDEX


    EXHIBIT
    NUMBER                          DESCRIPTION

     4.1 Specimen Certificate of Common Stock, $.0025 par value per share, of the Registrant is incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (File No. 33-85688).

     5    Opinion of Hale and Dorr LLP

     23.1 Consent of Hale and Dorr LLP (included in Exhibit 5)

     23.2 Consent of PricewaterhouseCoopers LLP, independent accountants

     24 Power of Attorney (included in the signature pages of this Registration Statement)